Exhibit 99.1
FireEye, Inc. Announces $525.0 Million Convertible Notes Offering
MILPITAS, Calif. - May 21, 2018 - FireEye, Inc. (NASDAQ: FEYE) today announced its intention to offer, subject to market conditions and other factors, $525.0 million aggregate principal amount of convertible senior notes due 2024 (the “notes”), in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). FireEye also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of the notes.
The notes will be unsecured, senior obligations of FireEye, and interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of FireEye’s common stock, or a combination thereof, at FireEye’s election. The interest rate, initial conversion rate, repurchase or redemption rights and other terms of the notes are to be determined upon pricing of the offering by negotiations between FireEye and the initial purchasers of the notes.
FireEye expects to use a portion of the net proceeds of the offering of the notes to pay the cost of capped call transactions described below and to use the remaining proceeds of the offering to repurchase, in separate, privately negotiated transactions, a portion of FireEye’s 1.000% Convertible Senior Notes due 2035 (the “1.000% Notes”) concurrently with this offering and for general corporate purposes, including capital expenditures, investments, working capital, retirement of debt securities and potential acquisitions and strategic transactions. FireEye has no definitive agreements with respect to any such acquisitions or transactions at this time.
FireEye expects that holders of the 1.000% Notes that sell their 1.000% Notes to FireEye may enter into and/or unwind various derivative transactions with respect to shares of FireEye’s common stock and/or purchase or sell shares of FireEye’s common stock in the market to hedge their exposure in connection with these transactions. In particular, FireEye expects that many of the holders with whom we negotiate the repurchase of the 1.000% Notes employ a convertible arbitrage strategy with respect to the 1.000% Notes and have a short position with respect to FireEye’s common stock that they would close, through the entry into and/or unwinding of various derivative transactions with respect to shares of FireEye’s common stock and/or purchases of FireEye’s common stock or other securities of FireEye (including the notes, in which case such a holder that employs a convertible arbitrage strategy may additionally sell shares of FireEye’s common stock in connection with such transactions), in connection with FireEye’s repurchase of their 1.000% Notes. This activity could increase (or reduce the size of any decrease in) the market price of FireEye’s common stock or the notes at that time (and any such sale activity could decrease (or reduce the size of any increase in) the market price of FireEye’s common stock or the notes at that time).
In connection with the pricing of the notes, FireEye expects to enter into capped call transactions (the “capped call transactions”) with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “hedge counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to FireEye’s common stock or offset any cash payments FireEye is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. If the initial purchasers exercise their option to purchase additional notes, FireEye intends to enter into additional capped call transactions with the hedge counterparties.

FireEye expects that in connection with establishing their initial hedge of the capped call transactions, the hedge counterparties will purchase shares of FireEye’s common stock and/or enter into various derivative transactions with respect to FireEye’s common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of FireEye’s common stock or the notes at that time. In addition, FireEye expects that the hedge counterparties may modify their hedge positions by entering into or unwinding derivative transactions with respect to FireEye’s common stock and/or by purchasing or selling shares of FireEye’s common stock or other securities of FireEye in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transaction, which may occur during the observation period related to a conversion of the notes, and are scheduled to occur during any observation period relating to any conversion of the notes on or after March 1, 2024). This activity could also cause or avoid an increase or a decrease in the market price of FireEye’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.
The effect, if any, of any of these transactions and activities on the market price of FireEye’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could also cause or avoid an increase or a decrease in the market price of FireEye’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that holders of the notes will receive upon conversion of the notes.
The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Press:

Kate Patterson
(408) 321-4957
kate.patterson@FireEye.com